Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 of Inland American Real Estate Trust, Inc. of our report dated March 19, 2008, relating to the combined consolidated financial statements of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P., which appears in Inland American Real Estate Trust, Inc.’s Current Report on Form 8-K/A dated April 29, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

January 6, 2009